URANIUM 308 CORP.
2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102

Symbol: URCO - OTCBB

News Release

URANIUM 308 CORP. ACQUIRES TWO ADDITIONAL
URANIUM EXPLORATION LICENSES IN MONGOLIA
COVERING A TOTAL OF 4,656 HECTARES (46.56 SQ. KM)

January 17, 2008

Las Vegas, Nevada - Uranium 308 Corp. (OTCBB: URCO) (the “Company”) is pleased to announce that it has entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Success Start Energy Investment Co. (“Success Start”), a Hong Kong corporation, and the Company’s subsidiary, Tooroibandi Limited, whereby the Company has agreed to provide the consideration on behalf of Tooroibandi Limited for the acquisition of two uranium exploration licenses from Success Start referenced as license number 10256X covering 1540 hectares (15.40 sq. km) (known as the Tsagaan Chuluut property) and license number 13060X covering 3116 hectares (31.15 sq. km) (known as the Khar Balgast property) (collectively, the “Licenses”), which Licenses are located 385 km east from the city of Ulaanbaatar, Mongolia and 75 km northwest from Undurkhaan town on the border of Umnudelger, Kherien and Binder Sum of Khentii Province of Mongolia in exchange for 10,000,000 shares of common stock of the Company and $8,000,000 in cash in accordance with the terms and conditions of the Asset Purchase Agreement.

The consideration from the Company to Success Start is to be paid as follows:
(i) upon confirmation of the transfer of the Licenses to Tooroibandi Limited, the Company has agreed to issue 5,000,000 shares of common stock to Success Start;
(ii) within 75 days of the Closing of the Asset Purchase Agreement, which is set for January 18, 2008, the Company will pay $1,500,000 to Success Start;
(iii) within 10 days after the completion of a final geological resource estimate that confirms the uranium mineralization calculations and survey results of the property covering the Licenses that were prepared by Russian geologists in 1951 and 1954, which is scheduled to be completed by September 30, 2008, the Company has agreed to issue another 5,000,000 shares of common stock to Success Start; and
(iv) within 60 days after the completion of the final geological resource estimate that confirms such uranium mineralization calculations and survey results mentioned above, the Company has agreed to pay an additional $6,500,000 to Success Start.

If the final geological resource estimate does not confirm the results of the reports prepared by the Russian geologists, then the parties hereto may mutually amend the terms and amounts of the cash portion and share portion of the purchase price, or else the Company and Tooroibandi Limited may terminate the Asset Purchase Agreement and Success Start shall return the initial payment of $1,500,000 and surrender the 5,000,000 shares of common stock for cancellation within 30 days and Tooroibandi Limited shall have the Licenses transferred back to Success Start within the same time period.

“Uranium 308 Corp.’s success to date in confirming uranium mineralization calculations on our Mongolian Janchivlan property prepared by Russian geologists based on 1980’s exploration augurs well for this new agreement,’ said Company President Dennis Tan. “The agreement, when completed, will increase Uranium 308 Corp.’s property holdings by some 23 percent. With projected continued rising demand for uranium - and a projected sustained supply shortfall - the confirmation of uranium mineralization on the Tsaagan Chuluut and the Khar Balgast licenses would augur well for Uranium 308 Corp. and our shareholders.”

About Uranium 308 Corp.

Uranium 308 Corp. is a mineral exploration and development company engaged in the acquisition, exploration and development of large scale low-cost, high-value properties internationally. Uranium 308 Corp.’s current primary focus is uranium exploration in Mongolia. www.uranium308corp.com

For more information contact Investor Relations: 1-866-892-5232

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Uranium 308 Corp., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Uranium 308 Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Uranium 308 Corp. does not undertake any obligation to update any forward looking statement, except as required under applicable law.